Exhibit 99.1

SciPlay Board of Directors Appointed Michael Marchetti
as Director

Las Vegas – July 31, 2019 – The Board of Directors of SciPlay (NASDAQ: SCPL) (“SciPlay” or the “Company”) appointed Michael Marchetti as a Director of the Company’s new publicly traded social game business and member of the Audit Committee effective July 26, 2019.

Michael Marchetti is the Chief Financial Officer of Age of Learning, Inc., a leading education technology innovator, creating engaging and effective learning resources to help children build a strong foundation for academic success.  Mr. Marchetti also serves on the Board of Directors and as Chairman of the Audit Committee for TechStyle Fashion Group, a global fashion and lifestyle company.  Mr. Marchetti was a founding executive and Chief Financial Officer of JAMDAT Mobile. Inc., one of the first publicly traded mobile gaming companies in the U.S.  JAMDAT Mobile was acquired by Electronic Arts, Inc., where Mr. Marchetti served as SVP, COO of EA’s Interactive division. Subsequent to Electronic Arts, Mr. Marchetti was Chief Executive Officer of Buffalo Studios, creator of the Bingo Blitz social game, which was sold to Caesars Interactive.

“We’re excited about our Board’s decision to appoint Marchetti as SciPlay’s newest director,” said Josh Wilson, Chief Executive Officer of SciPlay. “He is an experienced technology and social gaming pro, with extensive financial and leadership skills. Serving on our Audit Committee, Marchetti will be instrumental to SciPlay’s continued growth as we work towards our goal of becoming the #1 casual mobile gaming company in the world.”

Marchetti graduated Magna Cum Laude from City University of New York-Brooklyn College and earned a law degree from Brooklyn Law School.

© 2019 SciPlay. All Rights Reserved.

About SciPlay
SciPlay Corporation (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. SciPlay currently offers seven core games, including social casino games Jackpot Party Casino, Gold Fish Casino, Hot Shot Casino and Quick Hit Slots, and casual games MONOPOLY Slots, Bingo Showdown and 88 Fortunes Slots. SciPlay’s social casino games feature slots-style game play and occasionally table games-style game play, while its casual games blend slots-style or bingo game play with adventure game features. All of SciPlay’s games are offered and played on multiple platforms, including Apple, Google, Facebook and Amazon. In addition to developing original games, SciPlay has access to a library of more than 1,500 real-world slot and table games provided by Scientific Games Corporation and its Subsidiaries. For more information, please visit sciplay.com.

Company Contacts:

Corporate Communications:
Susan Cartwright  +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Investor Relations:
Michael Cody   +1 773 251 6245
Chief Financial Officer

Forward-Looking Statements
In this press release, SciPlay makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the SEC, including the Company’s current reports on Form 8-K and quarterly reports on Form 10-Q (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for SciPlay’s ongoing obligations under the U.S. federal securities laws, SciPlay undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.